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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                                (AMENDMENT NO. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   FOCAL, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                            94-3142791
(State of Incorporation)                            (IRS Employer Identification
                                                    Number)

                                 4 Maguire Road
                         Lexington, Massachusetts 02421
                    (Address of principal executive offices)

  If this form relates to the                If this form relates to the
  registration of a class of                 registration of a class of
  securities pursuant to Section             securities pursuant to Section
  12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
  effective pursuant to General              effective pursuant to General
  Instruction A.(c), please check the        Instruction A.(d), please check the
  following box.  [  ]                       following box.  [X]

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

        Securities to be registered pursuant to Section 12(g) of the Act:
                          Common Stock, $0.01 par value
                         Preferred Stock Purchase Rights
                                (Title of Class)



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         Focal, Inc. (the "Company") hereby amends and supplements Items 1 and 2 of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on October 21, 1997.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Item 1 is amended by adding the following paragraph immediately after the final paragraph thereof:

         In connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 25, 2001, among the Company, Genzyme Corporation ("Genzyme") and Sammy Merger Corp. ("Merger Sub"), the Company and Wells Fargo Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, N.A. (the "Rights Agent"), entered into Amendment No. 2 ("Amendment No. 2") to Rights Agreement dated as of April 25, 2001, amending the Preferred Shares Rights Agreement (the "Rights Agreement") dated as of December 17, 1997, between the Company and the Rights Agent. As previously disclosed, the Rights Agreement was amended by Amendment No. 1 to Rights Agreement dated as of March 30, 2000 ("Amendment No. 1", and together with Amendment No. 2, the "Rights Agreement Amendments").

         Copies of the Rights Agreement Amendments are attached hereto as Exhibits 5 and 6, respectively, and are incorporated herein by reference. The foregoing description of the Rights Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendments.

ITEM 2.  EXHIBITS

Item 2 is amended by adding the following language at the end thereof:

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EXHIBIT
  NO.                               DESCRIPTION
-------                             -----------

5        Amendment No. 1 to Rights Agreement, dated as of March 30, 2000, between Focal, Inc. and Wells Fargo
         Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, N.A.

6        Amendment No. 2 to Rights Agreement, dated as of April 25, 2001, between Focal, Inc. and Wells Fargo
         Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, N.A.

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                                    SIGNATURE

Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          FOCAL, INC.

Date:  April 30, 2001                     /s/ Ronald S. Rudowsky
                                          -------------------------------------
                                          Ronald S. Rudowsky
                                          President and Chief Executive Officer


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                                   FOCAL, INC.
                                  EXHIBIT INDEX

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

EXHIBIT
  NO.                               DESCRIPTION
-------                             -----------

5        Amendment No. 1 to Rights Agreement, dated as of March 30, 2000, between Focal, Inc. and Wells Fargo
         Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, N.A.

6        Amendment No. 2 to Rights Agreement, dated as of April 25, 2001, between Focal, Inc. and Wells Fargo
         Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, N.A.

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